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                                                                    Exhibit 3.1*


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                      WHITE ELECTRONIC DESIGNS CORPORATION



                                    ARTICLE 1
                                 IDENTIFICATION

         SECTION 1.01. NAME. The name of the Corporation is White Electronic Designs Corporation (the "Corporation").

                                    ARTICLE 2
                               PURPOSE AND POWERS

         SECTION 2.01. PURPOSE. The purpose for which the Corporation is formed is the transaction of any or all lawful business for which corporations may be incorporated under the Indiana Business Corporation Law, as amended (the "Act").

         SECTION 2.02. POWERS. The Corporation shall have the same powers as an individual to do all things necessary or convenient to carry out its business and affairs, subject to any limitations or restrictions imposed by applicable law or these Articles.

                                    ARTICLE 3
                               PERIOD OF EXISTENCE

         SECTION 3.01. PERIOD. The period during which the Corporation shall continue is perpetual.

                                    ARTICLE 4
                     REGISTERED OFFICE AND REGISTERED AGENT

         SECTION 4.01. REGISTERED OFFICE AND AGENT. The name of the registered agent and the street address of the registered office of the Corporation are as follows:

                      CT Corporation System
                      One North Capitol Avenue
                      Indianapolis, Indiana 46204

                                    ARTICLE 5
                                 TERMS OF SHARES

         SECTION 5.01. NUMBER OF SHARES. The total number of shares the Corporation shall have authority to issue is 61,130,560 shares.

         SECTION 5.02. PREFERRED STOCK. One Million (1,000,000) of the shares that the Corporation has authority to issue constitute a separate and single class of shares known as Preferred Stock, which may be issued in one or more series. The Board of Directors of the Corporation is vested with authority to determine and state the designations and the relative preferences, limitations, voting rights, if any, and other rights of each such series by the adoption and filing in accordance with the Act, before the issuance of any shares of such series, of an amendment or amendments to these Articles determining the terms of such series. All shares of Preferred Stock of the same series shall be identical with each other in all respects.


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         SECTION 5.03. RELATIVE RIGHTS AND TERMS OF $3.00 SENIOR VOTING
CUMULATIVE CONVERTIBLE PREFERRED STOCK. One Hundred Thirty Thousand Five Hundred Sixty (130,560) of the shares that the Corporation has authority to issue constitute a separate and single class of shares known as $3.00 Senior Voting Cumulative Convertible Preferred Stock, par value $1.00 per share ("Senior Convertible Preferred Stock").

                  5.03.01. DIVIDENDS. The holders of the Senior Convertible Preferred Stock shall be entitled to receive cumulative dividends when, as and if declared by the Board of Directors out of funds legally available for the purpose, at the rate of $3.00 per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, beginning on December 31, 1992, and accruing from October 1, 1992.

                  5.03.02. VOTING RIGHTS. The holders of the Senior Convertible Preferred Stock shall be entitled to one vote per share and shall vote with the holders of the Common Stock, without par value ("Common Stock"), as one class except (a) as may be otherwise required by the law of the State of Indiana; and
(b) that such holders shall have the right, voting as a class, (i) to elect at least two additional members to the Corporation's Board of Directors after the non-payment for two years of the dividends provided for in Section 5.03.01; and
(ii) to vote on (x) any change adversely affecting the rights, privileges or preferences of such shares; provided that a favorable vote of at least two-thirds of the number of such outstanding shares is required to authorize such change; and (y) the creation of any additional class of preferred stock:

                  (a) Senior to the Senior Convertible Preferred Stock, provided that an affirmative vote of at least two-thirds of the Senior Convertible Preferred Stock is required for the creation of such senior class; or

                  (b) Equal in preference to the Senior Convertible Preferred Stock, provided that an affirmative vote of at least a majority of the Senior Convertible Preferred Stock is required for the creation of such equal class.

                  5.03.03. PRIORITY. The Senior Convertible Preferred Stock shall be senior to the Common Stock and senior to, or pari passu with, any other equity security the Corporation may issue.

                  5.03.04. LIQUIDATION, DISSOLUTION OR WINDING UP. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of any class of equity security which is junior to the Senior Convertible Preferred Stock or to the holders of Common Stock unless the holders of the Senior Convertible Preferred Stock shall have received an aggregate amount equal to $25.00 per share plus all accrued and unpaid dividends, if any.

                  5.03.05. CONVERSION.

                  (a) The holder of shares of the Senior Convertible Preferred Stock shall have the right, at his or her option, at any time (except that, with respect to any shares of Senior Convertible Preferred Stock which shall be called for redemption, such right shall terminate at the close of business on the date fixed for redemption of such shares) to convert, subject to the terms and provisions of this Section 5.03.05, shares of Senior Convertible Preferred Stock into 13.33 shares of Common Stock, or an initial conversion price of $1.875 per share, as such price may be adjusted from time to time pursuant to the provisions of Subsection 5.03.05(d) below (such price as in effect being referred to herein as the conversion price). The number of shares of Common Stock into which a share of Senior Convertible Preferred Stock is convertible is calculated by dividing the conversion price in effect from time to time by $25.00, which $25.00 represents the liquidation preference and redemption value per share for the Senior Convertible Preferred Stock. The shares of Senior Convertible Preferred Stock are convertible upon surrender of the shares of Senior Convertible Preferred Stock to be converted, to the Corporation's Transfer Agent, as appointed from time to time, at any time during usual business hours at such Transfer Agent's offices in New York City, New York together with a request for conversion, in a form satisfactory to the Transfer Agent and the Corporation, duly executed, and, if so required by the Corporation, accompanied by a written instrument or instruments of transfer in form satisfactory to the Corporation duly executed by the registered holder or his attorney duly authorized in writing. For purposes of the conversion thereof, shares of Senior Convertible Preferred Stock may be aggregated.

                  (b) As promptly as practicable after the surrender, as herein provided, of any shares of Senior Convertible Preferred Stock for conversion, the Corporation shall deliver or cause to be delivered at the offices of its Transfer Agent in New York City, New York certificates representing the number of fully paid and nonassessable shares of Common Stock into which such shares may be converted in accordance with the


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provisions of this Section 5.03.05 together with (if applicable) cash in lieu of any fraction as provided herein, and a new certificate of authorized denominations for any unconverted portion of the shares of Senior Convertible Preferred Stock. Such conversion shall be deemed to have been made at the close of business on the date that such shares shall have been surrendered for conversion, so that the rights of the holder of such shares of Senior
Convertible Preferred Stock shall cease at such time as to such surrendered shares, and the person or persons entitled to receive the shares of Common Stock upon conversion of such shares of Senior Convertible Preferred Stock shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time and such conversion shall be at the conversion price in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Corporation shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and such conversion shall be at the conversion price in effect at the close of business on such next succeeding day.

                  If the last day for the exercise of the conversion right shall be a day which is not a Business Day, then such conversion right may be exercised on the next succeeding day which is a Business Day. As used herein, the term "Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday which is not a legal holiday for banking institutions in New York City, New York.

                  (c) No adjustment in respect of accrued and unpaid dividends shall be made upon the conversion of any shares of Senior Convertible Preferred Stock.

                  (d) The conversion price shall be adjusted from time to time as follows:

                  (i) In case the Corporation shall hereafter (a) pay a dividend or make a distribution on Common Stock in shares of its Common Stock, (b) subdivide outstanding Common Stock, (c) combine its outstanding Common Stock into a smaller number of shares, or (d) issue any shares by reclassification of its Common Stock, (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), the conversion price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of any shares of Senior Convertible Preferred Stock surrendered for conversion after such date shall be entitled to receive the aggregate number and kind of shares of Common Stock which he or she would have owned or been entitled to receive had such shares of Senior Convertible Preferred Stock been converted immediately prior to such time.

                  (ii) In case the Corporation shall hereafter issue rights or warrants to holders of its Common Stock entitling them (for a period expiring within 45 days after the relevant record date ("Record Date"), to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price of the Common Stock on the Record Date as determined pursuant to Subsection 5.03.05(d)(vi) (the "Current Market Price"), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the date of such issuance by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the Record Date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding on such Record Date plus the number of additional shares of Common Stock offered for subscription or purchase (or into, which the convertible securities so offered are convertible). Such adjustment shall be made whenever such options, rights or warrants are issued and shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such options, rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such options, rights or warrants, the conversion price shall be readjusted to the conversion price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.


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                  (iii) In case the Corporation shall hereafter distribute to all holders of its Common Stock, shares of stock other than Common Stock, evidences of its indebtedness or assets (excluding cash dividends or distributions out of retained earnings, and dividends or distributions referred to in Paragraph 5.03.05(d)(i) above) or rights or warrants (excluding those referred to in paragraph 5.03.05(d)(ii) above), then in each such case the conversion price in effect thereafter shall be determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the then current market price of the Common Stock on the Record Date, less the then fair market value (as determined in good faith by the Board of Directors) of said shares of stock, assets or evidences of indebtedness so distributed or of such options, rights or warranties, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such then current market price per share of the Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the Record Date for the determination of shareholders entitled to receive such distribution.

                  (iv) In the case the Corporation shall issue shares of its Common Stock (excluding shares issued: (a) in any of the transactions described in Paragraph 5.03.05(d)(i), (b) upon conversion of the Senior Convertible Preferred Stock, or upon conversion or exchange of other securities convertible into or exchangeable for Common Stock or upon exercise of rights or warrants issued to the holders of Common Stock, (c) upon the grant or exercise of options or upon grants of Common Stock to employees or directors, provided that the aggregate number of shares so excluded shall not exceed 15% of the Common Stock outstanding immediately prior to the date of such issuance, (d) to shareholders of any corporation which merges into the Corporation in proportion to their stock holdings of such corporation immediately prior to such merger, upon such merger, or (e) in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to this Paragraph 5.03.05(d) (without regard to Paragraph 5.03.05(d)(vi) with respect to the transaction giving rise to such rights) for a consideration per share less than the then Current Market Price per share on the date the Corporation fixes the offering price of such additional shares, the conversion price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in Paragraph 5.03.05(d)(vi) below) for the issuance of such additional shares would purchase at such then Current Market Price per share of Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                  (v) In case the Corporation shall issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Paragraphs 5.03.05(d)(ii) and 5.03.05(d)(iv) above, or with respect to the Senior Convertible Preferred Stock) for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities (determined as provided in Paragraph 5.03.05(d)(vi) below) less than the then Current Market Price per share in effect immediately prior to the issuance of such securities, the conversion price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the conversion price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such securities plus the number of shares of Common Stock which the aggregate consideration received (determined as provided in Paragraph 5.03.05(d)(vi) below) for such securities would purchase at such current market price per share of Common Stock, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the maximum number of shares of Common Stock deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

                  (vi) For purposes of any computation respecting consideration received pursuant to paragraphs 5.03.05(d)(iv) and 5.03.05(d)(v) above, the following shall apply:

                           (a) in the case of the issuance of shares of Common
Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Corporation for any underwriting of the issue or otherwise in connection therewith;


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                           (b) in the case of the issuance of shares of Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Corporation (irrespective of the accounting treatment thereof), whose determination shall be conclusive, and described in a certified Board Resolution; and

                           (c) in the case of the issuance of securities
convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Corporation for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Corporation upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (a) and (b) of this Paragraph 5.03.05(d)(vi)).

                  (vii) The Current Market Price of the Common Stock at any date shall be deemed to be the average of the daily closing prices for the thirty consecutive business days commencing no more than forty-five business days before such date. The closing price for each day shall be the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any national securities exchange, the average of the closing reported bid and asked prices as reported by NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc, selected from time to time by the Corporation for that purpose.

                  (viii) In any case in which this Subsection 5.03.05(d) shall require that an adjustment shall become effective immediately after a Record Date for an event, the Corporation may defer until the occurrence of such event:
(a) issuing to the holder of any Senior Convertible Preferred Stock converted after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (b) paying to such holder any amount in cash in lieu of a fractional share pursuant to Subsection 5.03.05(c); provided, however, the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

                  (ix) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 25 cents in such price; provided, however, that any adjustments which by reason of this Paragraph 5.03.05(d)(ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations pursuant to this Subsection 5.03.05 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (x) Anything in this Subsection 5.03.05(d) to the contrary notwithstanding, the Corporation shall be entitled, but shall not be required, to make such reductions in the conversion price, in addition to those required by this Subsection 5.03.05(d), as it in its discretion shall determine to be advisable in order that any dividend or distribution in shares of Common Stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants to purchase Common Stock, or distribution of shares of stock other than Common Stock, evidences of indebtedness or assets (other than distributions in cash out of retained earnings) referred to hereinabove in this Subsection 5.03.05(d), hereafter made by the Corporation to its shareholders shall not be taxable to them.

                  (xi) Except as herein otherwise provided, no adjustment in the conversion price shall be made by reason of the issuance in exchange for cash, property, or services of Common Stock, or any securities convertible into or exchangeable for Common Stock, or carrying the right to purchase any of the foregoing.

                  (e) Whenever the conversion price is adjusted as herein provided, the Corporation shall cause to be filed at the offices or agencies maintained for the purpose of conversion of shares of Senior Convertible Preferred Stock and shall cause to be mailed to the holders of Senior Convertible Preferred Stock, at their last addresses as they shall appear upon the register maintained by the Transfer Agent, a certificate executed by the appropriate officers setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based.


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                  (f) In case:

                  (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash or other property out of its retained earnings or in Common Stock; or

                  (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (iii) the Corporation shall authorize any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock), or any consolidation or merger to which the Corporation is a party and for which approval of any shareholders of the Corporation is required, or, the sale or transfer of all or substantially all of the assets of the Corporation; or

                  (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

                  (v) the Corporation proposes to take any other action (other than actions of the character described in Paragraph 5.03.05(d)(i)) which would require adjustment of the conversion price pursuant to Subsection 5.03.05(d); then the Corporation shall cause to be filed at the offices or agencies maintained for the purpose of conversion of shares of Senior Convertible Preferred Stock and shall cause to be mailed to the holders of Senior Convertible Preferred Stock, at their last addresses as they shall appear upon the record of the holders of Senior Convertible Preferred Stock at least 14 days prior to the applicable Record Date, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (b) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                  (g) In case of any consolidation of the Corporation with, or merger of the Corporation into, any other corporation or the merger of any other corporation into the Corporation (other than a merger in which the Corporation is the continuing corporation and in which no change is made in the outstanding Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, the holder of each share of Senior Convertible Preferred Stock then outstanding shall have the right thereafter to convert such shares into the kind and amount of shares of stock, other securities, cash or other property, or any combination thereof, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such shares might have been converted immediately prior to such consolidation, merger, sale or transfer. The above provisions of this Subsection shall similarly apply to successive consolidations, mergers, sales or transfers.

                  (h) The Corporation shall not be required to issue fractions of shares of Common Stock on the conversion of shares of Senior Convertible Preferred Stock. If any fraction of a share of Common Stock would, except for the provisions of this Subsection, be issuable on the conversion of any shares of Senior Convertible Preferred Stock, the Corporation shall purchase such fraction for an amount in cash equal to the current market value of such fraction based upon the Current Market Price of the Common Stock. For purposes of this Subsection 5.03.05(h), the current market price on each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case on any national securities exchange on which the Common Stock is listed, or, if the Common Stock is not listed or admitted to trading on any such exchange, the average of the bid and asked prices on such day as furnished by dealers in the stock in the over-the-counter market. All calculations under this Subsection 5.03.05(h) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. For purposes of the conversion under this Subsection 5.03.05, shares of Senior Convertible Preferred Stock may be aggregated.

                  (i) The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon conversion of shares of Senior Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Senior Convertible Preferred Stock. All shares of Common Stock so issuable shall, when issued upon such conversion, be duly and validly issued and fully paid and nonassessable.


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                  (j) Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock, the Corporation will take any corporate action which may, in the opinion of Its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted conversion price.

                  If any shares of Common Stock required to be reserved for purposes of conversion of Senior Convertible Preferred Stock hereunder, require registration with or approval of any governmental authority under any federal or state law, or listing upon any national securities exchange, before such shares may be issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

                  (k) The issuance of certificates for shares of Common Stock upon the conversion of shares of Senior Convertible Preferred Stock shall be made without charge to the converting shareholders for any tax in respect to the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the holders of the shares of Senior Convertible Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Senior Convertible Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

                  (l) If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of this Section 5.03.05 are not strictly applicable or if strictly applicable would not fairly protect the conversion rights in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such conversion rights as aforesaid, all as the Board of Directors in Its discretion shall determine.

                  5.03.06. REDEMPTION.

                  (a) The Senior Convertible Preferred Stock is not subject to mandatory redemption by the Corporation but is subject to optional redemption by the Corporation at any time on or after January 1, 1998. In the event of a redemption of any of the shares of Senior Convertible Preferred Stock, notice of the redemption shall be given by the Corporation or its Transfer Agent to the holders of the shares of Senior Convertible Preferred Stock to be redeemed by mailing by first class mail a notice of such redemption not less than thirty
(30) nor more than sixty (60) days prior to the date fixed for redemption to their last addresses as they shall appear upon the records of holders of Senior Convertible Preferred Stock. Failure to give such notice, or any defect therein, shall not affect the validity of the proceedings for the redemption of any other shares of Senior Convertible Preferred Stock. The notice of redemption to each holder of shares of Senior Convertible Preferred Stock to be redeemed shall specify the number of shares of Senior Convertible Preferred Stock held by such holder to be redeemed, the date fixed for redemption and the redemption price at which the shares are to be redeemed, and shall state that payment of the redemption price for the shares to be redeemed will be made at the offices of it's Transfer Agent in New York City, New York upon presentation and surrender of such shares of Senior Convertible Preferred Stock and shall also state that the right to convert the shares to be redeemed will terminate on the date fixed for the redemption and shall state the conversion price then in effect. The notice of redemption to any holder of shares of Senior Convertible Preferred Stock may but need not specify the particular shares held by such holder to be surrendered and any failure so to specify, or any error in such specification shall not affect the validity of such notice. The notice shall state that, in the case of only a partial redemption of the shares of Senior Convertible Preferred Stock represented by a stock certificate, that upon the surrender of such stock certificate a new certificate will be issued, at no charge to the holder, for the shares remaining unredeemed.

                  (b) If less than all of the outstanding shares of Senior Convertible Preferred Stock are to be redeemed, then the Corporation shall give to its Transfer Agent, at least sixty (60) days in advance of the date fixed for redemption, notice of the aggregate amount of shares of Senior Convertible Preferred Stock to be redeemed, and thereupon the Transfer Agent shall select by lot or in such manner as it shall deem appropriate and fair in its discretion, the stock certificate numbers and the number of shares per such stock certificates to be redeemed and shall thereafter notify the Corporation thereof.


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                  (c) If the giving of the notice of redemption shall have been completed as above provided, the shares specified in such notice must, unless theretofore converted into shares of Common Stock pursuant to Section 5.03.05 above, be surrendered to the Transfer Agent at its offices in New York City, New York on or before the date specified in such notice as the redemption date.

                  (d) Monies in the amount necessary for each redemption shall be deposited with the Transfer Agent not later than the date fixed for redemption. On presentation and surrender of the shares of Senior Convertible Preferred Stock at said place of payment, the shares shall be paid and redeemed by the Transfer Agent on behalf of the Corporation at the applicable redemption price.

                  (e) Any funds which at any time shall have been deposited by the Corporation or on its behalf with its Transfer Agent or any other depository for the purpose of redeeming any shares of Senior Convertible Preferred Stock which shall have been converted into Common Stock pursuant to the provisions of
Section 5.03.05, shall forthwith upon such conversion be repaid upon demand to the Corporation by such depository.

         SECTION 5.04. COMMON STOCK. All of the remaining shares that the Corporation has authority to issue constitute a separate and single class of shares known as Common Stock, which shall be without par value and shall not be issued in series. All shares of Common Stock shall be identical with each other in all respects. The holders of shares of Common Stock shall be entitled to one vote for each share of such stock upon all matters presented to the shareholders. Shares of Common Stock may be issued by the Corporation for such an amount of consideration as may be fixed from time to time by the Board of Directors.

         SECTION 5.05. RECORD OWNERSHIP OF SHARES OR RIGHTS. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 6
                                    DIRECTORS

         SECTION 6.01. NUMBER AND QUALIFICATION. The number of directors of the Corporation shall be specified, from time to time, by the Code of By-Laws (the "By-Laws"), which number may be increased or decreased from time to time by amendment of the By-Laws. Directors need not be shareholders of the Corporation.

                                    ARTICLE 7
                        CODE OF BY-LAWS: INDEMNIFICATION;
                             AMENDMENTS OF ARTICLES

         SECTION 7.01. CODE OF BY-LAWS. The Board of Directors of the Corporation shall have power, without the assent or vote of the shareholders, to make, alter, amend or repeal the By-Laws of the Corporation, but the affirmative vote of a number of Directors equal to a majority of the number who would constitute a full Board of Directors at the time of such action shall be necessary to take any action for the making, alteration, amendment or repeal of the By-Laws.

         SECTION 7.02. INDEMNIFICATION. The Corporation shall indemnify a director or officer of the Corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. The Corporation may indemnify an individual made a party to a proceeding because the individual is or was a director, officer, employee or agent of the Corporation against liability if authorized in the specific case after determination, in the manner required by Indiana Code
Section 23-1-37-12, that indemnification of the director, officer, employee or agent, as the case may be, is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct set forth in Indiana Code Section 23-1-37-8. The indemnification and advancement of expenses for directors, officers, employees and agents of the Corporation shall apply when such persons are serving at the Corporation's request while a director, officer, employee or agent of the Corporation, as the case may be, as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, whether or not for profit, as well as in their official capacity with the Corporation. The Corporation also may pay for or reimburse the reasonable expenses incurred by a director,


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officer, employee or agent of the Corporation who is a party to a proceeding in advance of final disposition of the proceeding upon compliance with the provisions of Indiana Code Section 23-1-37-10. The Corporation also may purchase and maintain insurance on behalf of an individual specified In Indiana Code
Section 23-1-37-14 against liability asserted against or incurred by such individual in any of the capacities specified in such Section or arising from the individual's status as a director, officer, employee or agent of the Corporation, whether or not the Corporation would have power to indemnify the individual against the same liability under the Act. All references in this paragraph to Chapter 37 of the Act shall be deemed to include any amendment or successor thereto. When a word or phrase used in this paragraph is defined in Chapter 37 of the Act, such word or phrase shall have the same meaning in this Section that it has in Chapter 37 of the Act unless the context otherwise requires. Nothing contained in this paragraph shall limit or preclude the exercise of any right relating to indemnification or advance of expenses to any person who is or was a director, officer, employee or agent of the Corporation or the ability of the Corporation otherwise to indemnify or advance expenses to any such person by contract or in any other manner. If any word, clause or sentence of the foregoing provisions regarding indemnification or advancement of expenses shall be held invalid as contrary to law or public policy, it shall be severable and the provisions remaining shall not be otherwise affected. All references in this Section to "director," "officer," "employee" and "agent" shall include the heirs, estate, executors, administrators and personal representatives of such persons.

         SECTION 7.03. AMENDMENTS OF ARTICLES. The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles, or in any amendment hereto, or to add any provision to these Articles or to any amendment hereto, in any manner now or hereafter prescribed or permitted by the provisions of the Act or any amendment thereto, or by the provisions of any other applicable statute of the State of Indiana; and all rights conferred upon shareholders in these Articles or any amendment hereto are granted subject to this reservation.


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